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                                                                     EXHIBIT 8.1


                                   November 25, 1998


Apartment Investment and
 Management Company
1873 South Bellaire Street
Suite 1700
Denver, Colorado 80222

          Re:  Certain Federal Income Tax Consequences

Ladies and Gentlemen:

     We have acted as special counsel to Apartment Investment and Management Company, a Maryland corporation ("AIMCO") in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-61409), initially filed by AIMCO and AIMCO Properties, L.P., a Delaware limited partnership, with the Securities and Exchange Commission (the "Commission") on August 13, 1998, under the Securities Act of 1933, as amended (the "Registration Statement"). This opinion is being delivered at your request in connection with the filing of the Registration Statement. All capitalized terms used herein, unless otherwise specified, shall have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with certain representations and covenants of officers
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Apartment Investment and
 Management Company
November 25, 1998



of AIMCO relating to, among other things, the actual and proposed operation of AIMCO. For purposes of our opinion, we have not made an independent investigation of the facts set forth in such representations, the partnership agreements and organizational documents for each of the partnerships and limited liability companies in which AIMCO holds a direct or indirect interest (the "Subsidiaries"), the Registration Statement or any other document. We have, consequently, assumed and relied on your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. We have also relied upon the opinion of Piper & Marbury L.L.P. dated November 25, 1998 with respect to certain matters of Maryland law, the opinion of Shumaker, Loop & Kendrick dated October 18, 1995 with respect to certain matters of Florida law, and the opinion of Altheimer & Gray dated May 8, 1998 with respect to the qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") of Ambassador Apartments, Inc., a Maryland corporation, for its taxable year ended December 31, 1994 and all subsequent taxable years ending on or before May 8, 1998 (including the short taxable year ending immediately prior to May 8, 1998). In addition, we have assumed the qualification of Insignia Properties Trust as a REIT under the Code and have relied upon the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. dated October 1, 1998 in this regard.


     In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, our opinion is based on the correctness of the following specific assumptions: (i) each of AIMCO, the Subsidiaries, Property Asset Management Services, Inc., AIMCO/NHP Holdings, Inc., AIMCO NHP Properties, Inc., NHP Management Company, NHP A&R Services, Inc., and each "qualified REIT subsidiary" of AIMCO (within the meaning of section 856(i)(2) of the Code), has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents and in the Registration Statement


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Apartment Investment and
 Management Company
November 25, 1998

and (ii) there have been no changes in the applicable laws of the State of Maryland or any other state under the laws of which any of the Subsidiaries have been formed. In rendering our opinion, we have also considered and relied upon the Code, the regulations promulgated thereunder (the "Regulations"), administrative rulings and the other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist as of the date hereof. With respect to the latter assumption, it should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any material change which is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions herein.

     We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

     Based on the foregoing, we are of the opinion that:

     1. Commencing with AIMCO's initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, AIMCO to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, AIMCO's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of AIMCO's operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

     2. Although the discussion set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States Federal income tax consequences of the purchase,


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Apartment Investment and
 Management Company
November 25, 1998


ownership and disposition of the Securities, such discussion, although general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the purchase, ownership and disposition of the Securities discussed therein by a holder who purchases such Securities, subject to the qualifications set forth therein. The United States Federal income tax consequences of an investment in the Securities by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Certain Federal Income Tax Consequences" as applied to any particular holder.

     Other than as expressly stated above, we express no opinion on any issue relating to AIMCO, the Subsidiaries or to any investment therein. This opinion is intended for the exclusive use of the person to whom it is addressed, except as set forth herein, and it may not be used, circulated, quoted or relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Certain Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law.


                                  Very truly yours,


                                  /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP





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